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As filed with the Securities and Exchange Commission on June 17, 2003

Registration No. 333-104338

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4459170 (I.R.S. Employer Identification Number)

30 South Wacker Drive
Chicago, Illinois 60606
(312) 930-1000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Kathleen M. Cronin, Esq.
Corporate Secretary
Chicago Mercantile Exchange Holdings Inc.
30 South Wacker Drive
Chicago, Illinois 60606
(312) 930-1000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies To:

Rodd M. Schreiber, Esq. Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive Chicago, Illinois 60606 (312) 407-0700	Leslie N. Silverman, Esq. Sung K. Kang, Esq. Cleary, Gottlieb, Steen & Hamilton One Liberty Plaza New York, New York 10006 (212) 225-2380

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        The sole purpose of this Amendment is to file exhibits to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus and Financial Statements are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the costs and expenses payable in connection with the sale of Class A common stock being registered, other than underwriting discounts and commissions payable by the selling shareholders. All amounts, other than the SEC registration fee and the NASD filing fee, are estimates.

SEC registration fee	$26,976
NASD filing fee	30,500
Printing and engraving expenses	65,000
Legal fees and expenses	350,000
Accounting fees and expenses	60,000
Transfer agent and registrar fees and expenses	20,000
Miscellaneous fees and expenses	100,000

Total	$652,476

*
To be completed by amendment.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities arising under the Securities Act and to provide for the reimbursement of expenses incurred.

        As permitted by the Delaware law, Article XI of our certificate of incorporation and Article IX of our bylaws provide that (1) we are permitted to indemnify our directors, officers and other employees to the fullest extent permitted by Delaware law; (2) we are permitted to advance expenses, as incurred, to our directors, officers and other employees in connection with defending a legal proceeding if we have received in advance an undertaking by the person receiving such advance to repay all amounts advanced if it should be determined that he or she is not entitled to be indemnified by us; and (3) the rights conferred in the bylaws are not exclusive. As permitted by the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our shareholders; (2) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (regarding payments of dividends; stock purchases or redemptions which are unlawful); or (4) for any transaction from which the director derived an improper personal benefit. This provision in the certificate of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        The Underwriting Agreement, contained in Exhibit 1.1 hereto, contains provisions indemnifying our officers and directors against some types of liabilities.

ITEM 16.    EXHIBITS.

        The following documents are exhibits to the registration statement.

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger, dated as of October 1, 2001, between Chicago Mercantile Exchange Inc., Chicago Mercantile Exchange Holdings Inc. and CME Merger Subsidiary Inc. (incorporated by reference to Exhibit 2.1 to Chicago Mercantile Exchange Holdings Inc.'s Form S-4, filed with the SEC on August 7, 2001, File No. 33-66988).
3.1
Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.1 to Chicago Mercantile Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on December 4, 2001, File No. 0-33379).
3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.2 to Chicago Mercantile Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on May 16, 2002, File No. 0-33379).
3.3
Second Amended and Restated Bylaws of Chicago Mercantile Exchange Holdings Inc., as amended November 7, 2002 (incorporated by reference to Exhibit 3.3 to Chicago Mercantile Exchange Holdings Inc.'s Registration Statement on Form S-1, filed with the SEC on December 5, 2002, File No. 33-90106).
4.1
Rights Agreement, dated as of November 30, 2001, between Chicago Mercantile Exchange Holdings Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to Chicago Mercantile Exchange Holding's Inc.'s Form 8-A, filed with the SEC on December 4, 2001).
4.2
First Amendment to Rights Agreement, dated as of November 13, 2002, between Chicago Mercantile Exchange Holdings Inc., Mellon Investor Services, LLC and Computershare Investor Services, LLC (incorporated by reference to Exhibit 5 to Chicago Mercantile Exchange Holdings Inc.'s Form 8-A, filed with the SEC on November 29, 2002).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).
23.1*	Consent of Ernst & Young LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).

*
Previously filed.

ITEM 17.    UNDERTAKINGS.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 17, 2003.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
By:	/s/ JAMES J. MCNULTY James J. McNulty President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on June 17, 2003.

Signature	Title

* James J. McNulty	President and Chief Executive Officer and Director
* Terrence A. Duffy	Chairman of the Board and Director
* David G. Gomach	Managing Director and Chief Financial Officer
* Nancy W. Goble	Managing Director and Chief Accounting Officer
* Timothy R. Brennan	Director
* Martin J. Gepsman	Director
Daniel R. Glickman	Director
* Scott Gordon	Director
* Bruce F. Johnson	Director
* Gary M. Katler	Director

* Patrick B. Lynch	Director
* Leo Melamed	Director
William P. Miller II	Director
John D. Newhouse	Director
* James E. Oliff	Director
* William G. Salatich, Jr.	Director
* John F. Sandner	Director
Terry L. Savage	Director
Myron S. Scholes	Director
* William R. Shepard	Director
* Howard J. Siegel	Director
David J. Wescott	Director
*By:	/s/ CRAIG S. DONOHUE Craig S. Donahue as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger, dated as of October 1, 2001, between Chicago Mercantile Exchange Inc., Chicago Mercantile Exchange Holdings Inc. and CME Merger Subsidiary Inc. (incorporated by reference to Exhibit 2.1 to Chicago Mercantile Exchange Holdings Inc.'s Form S-4, filed with the SEC on August 7, 2001, File No. 33-66988).
3.1
Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.1 to Chicago Mercantile Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on December 4, 2001, File No. 0-33379).
3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.2 to Chicago Mercantile Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on May 16, 2002, File No. 0-33379).
3.3
Second Amended and Restated Bylaws of Chicago Mercantile Exchange Holdings Inc., as amended November 7, 2002 (incorporated by reference to Exhibit 3.3 to Chicago Mercantile Exchange Holdings Inc.'s Registration Statement on Form S-1, filed with the SEC on December 5, 2002, File No. 33-90106).
4.1
Rights Agreement, dated as of November 30, 2001, between Chicago Mercantile Exchange Holdings Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to Chicago Mercantile Exchange Holding's Inc.'s Form 8-A, filed with the SEC on December 4, 2001).
4.2
First Amendment to Rights Agreement, dated as of November 13, 2002, between Chicago Mercantile Exchange Holdings Inc., Mellon Investor Services, LLC and Computershare Investor Services, LLC (incorporated by reference to Exhibit 5 to Chicago Mercantile Exchange Holdings Inc.'s Form 8-A, filed with the SEC on November 29, 2002).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).
23.1*	Consent of Ernst & Young LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).

*
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 16. EXHIBITS.
  ITEM 17. UNDERTAKINGS.
SIGNATURES
EXHIBIT INDEX